UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2006 (May 9, 2006)
SYMBION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50574	62-1625480
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
(Address of principal executive offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On March 9, 2006, the Board of Directors (the “Board”) of Symbion, Inc. (the “Company”) adopted an amendment to the Symbion Stock Incentive Plan (the “Incentive Plan”), subject to approval of the stockholders of the Company, which is in the form of an amendment and restatement of the Incentive Plan (the “Amended Plan”). On May 9, 2006, the stockholders of the Company approved the Amended Plan at the Annual Meeting of Stockholders (the “Annual Meeting”). A summary of the principal terms and conditions of the Amended Plan was included in the Company’s definitive proxy statement for the Annual Meeting (filed on April 4, 2006).
     The primary purposes of the amendment to the Incentive Plan are (i) to provide for awards of performance shares, performance units, restricted stock units and stock appreciation rights that are settled in stock; (ii) to provide for cash awards; (iii) to increase the number of shares authorized under the Incentive Plan by 1,078,847 bringing the total authorized shares under the Amended Plan to 4,021,476; (iv) to provide a “sublimit” on the shares that may be issued as awards of restricted stock; and (v) to rename the Incentive Plan as the Symbion Long Term Incentive Plan. The Amended Plan also includes certain administrative modifications.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

10	Symbion Long Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed April 4, 2006).

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2006	SYMBION, INC.
	By:	/s/ Kenneth C. Mitchell
Kenneth C. Mitchell
Chief Financial Officer and Senior Vice President of Finance

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EXHIBIT INDEX

Exhibit Number	Description
10	Symbion Long Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed April 4, 2006).